  Exhibit 99.2

etrials Worldwide, Inc.
Consolidated Financial Statements
For the Six Months Ended June 30, 2009

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
ETRIALS WORLDWIDE, INC.

I

etrials Worldwide, Inc.
Consolidated Balance Sheets
	June 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents, including $1,880,222 and zero restricted cash as of June 30, 2009 and December 31, 2008, respectively	$5,659,984	$10,699,537
Accounts receivable, net of allowance for doubtful accounts of $385,804 and $602,598, respectively	3,375,246	3,782,191
Inventories	136,500	136,500
Prepaid expenses and other current assets	359,527	299,353
Total current assets	9,531,257	14,917,581

Property and equipment, net of accumulated depreciation of $4,604,482 and $5,198,853, respectively	1,865,070	2,026,478
Other assets	119,538	119,538
Total assets	$11,515,865	$17,063,597

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$267,128	$522,909
Accrued expenses	1,520,148	2,446,552
Deferred revenue	952,101	1,637,817
Bank line of credit and other short-term borrowings	1,716,667	1,630,666
Current portion of capital lease obligations	67,846	133,559
Total current liabilities	4,523,890	6,371,503
Capital lease obligations, net of current portion	25,277	-
Long-term borrowings, net of current portion	73,670	197,004
Total liabilities	4,622,837	6,568,507

Commitments and contingencies

Stockholders' equity
Common stock; $0.0001 par value; 50,000,000 shares authorized at June 30, 2009 and December 31, 2008; and 10,807,710 and 10,767,520 issued and outstanding at June 30, 2009 and December 31, 2008, respectively	1,081	1,077
Additional paid-in capital	56,440,669	56,203,286
Deferred compensation	(42)	(1,927)
Accumulated deficit	(49,548,680)	(45,707,346)
Total stockholders' equity	6,893,028	10,495,090

Total liabilities and stockholders' equity	$11,515,865	$17,063,597

See accompanying notes.

etrials Worldwide, Inc.
Consolidated Statements of Operations
(unaudited)

	Six Months Ended June 30,
	2009	2008

Net service revenues	$6,459,150	$7,675,330
Reimbursable out-of-pocket revenues	33,036	929,743
Total revenues	6,492,186	8,605,073

Costs and expenses:
Costs of revenues	3,871,246	5,088,085
Reimbursable out-of-pocket expenses	33,036	929,743
Sales and marketing	1,646,373	2,590,828
General and administrative	3,834,294	3,185,435
Research and development	881,013	1,186,720
Total cost and expenses	10,265,962	12,980,811
Operating loss	(3,773,776)	(4,375,738)

Other income (expenses):
Interest expense	(36,970)	(78,768)
Interest income	38,883	224,040
Other expense, net	(69,471)	(36,727)
Total other (expense) income, net	(67,558)	108,545
Net loss	$(3,841,334)	$(4,267,193)

Net loss per share:
Basic and diluted	$(0.36)	$(0.39)

Weighted average common shares outstanding:
Basic and diluted	10,675,570	10,965,664

See accompanying notes.

etrials Worldwide, Inc.
Consolidated Statement of Stockholders' Equity
(unaudited)

			Additional			Total
	Common Stock		Paid-In	Deferred	Accumulated	Stockholders’
	Shares	Amount	Capital	Compensation	Deficit	Equity

Balance at December 31, 2008	10,767,520	$1,077	$56,203,286	$(1,927)	$(45,707,346)	$10,495,090

Stock-based compensation recorded in accordance with SFAS 123R	-	-	173,887	-	-	173,887
Stock-based compensation in connection with Restricted Stock	-	-	11,874	-	-	11,874
Amortization of deferred stock-based compensation	-	-	-	1,885	-	1,885
Cancellation of shares in connection with the 2008 Incentive Bonus Plan	(127,066)	(13)	-	-	-	(13)
Issuance of shares in connection with the 2008 Incentive Bonus Plan	64,131	7	46,810	-	-	46,817
Issuance of restricted common stock	100,000	10	-	-	-	10
Exercise of employee stock options	3,125	-	4,812	-	-	4,812
Net loss	-	-	-	-	(3,841,334)	(3,841,334)
Balance at June 30, 2009	10,807,710	$1,081	$56,440,669	$(42)	$(49,548,680)	$6,893,028

See accompanying notes.

etrials Worldwide, Inc.
 Consolidated Statements of Cash Flows
 (unaudited)

	Six Months Ended June 30,
	2009	2008
Operating activities
Net loss	$(3,841,334)	$(4,267,193)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	580,733	610,925
Non-cash stock-based compensation expense	234,456	743,198
Provision for allowance for doubtful accounts	(216,795)	126,391
Loss on disposal of assets	2,727	-
Changes in operating assets and liabilities:
Accounts receivable	623,740	1,106,685
Prepaid expenses and other assets	(60,174)	(149,319)
Inventories	-	94,414
Accounts payable and accrued expenses	(1,063,185)	277,851
Deferred revenue	(685,716)	700,996
Net cash used in operating activities	(4,425,548)	(756,052)

Investing activities
Purchase of property and equipment	(127,598)	(383,968)
Capitalized internal software development costs	(294,454)	(60,818)
Maturities of short-term investments	-	1,448,526
Net cash (used in) provided by investing activities	(422,052)	1,003,740

Financing activities
Net proceeds from bank line of credit	86,000	240,000
Proceeds from bank equipment and other loans	-	143,000
Payments on bank equipment loan	(123,333)	(103,333)
Principal payments on capital leases	(159,436)	(209,765)
Proceeds from issuance of stock options	4,812	5,319
Purchase of outstanding common stock	-	(209,213)
Cancellation of shares in connection with the 2008 Incentive Bonus Plan	(13)	-
Issuance of shares in connection with the 2008 Incentive Bonus Plan	7	-
Issuance of restricted common stock	10	-
Net cash provided by financing activities	(191,953)	(133,992)

Net decrease in cash and cash equivalents	(5,039,553)	113,696
Cash and cash equivalents at beginning of year	10,699,537	13,792,510
Cash and cash equivalents at end of period	$5,659,984	$13,906,206

Supplemental cash flow information:
Cash paid for interest	$36,970	$67,762

See accompanying notes.

etrials Worldwide, Inc.
Notes to Consolidated Financial Statements (unaudited)

1.  Organization and Capitalization

etrials Worldwide, Inc.

Etrials Worldwide, Inc. (“etrials”) is a leading eClinical solutions provider of a suite of software applications, hosting and professional services to pharmaceutical, biotechnology, medical device, and contract research organizations.  Etrials’ end-to-end, Web-based eClinical applications work together to coordinate data capture, logistics, patient interaction and trial management through an integrated and comprehensive suite of products, services and hosted solutions.

Etrials’ flexible eClinical offerings address the costly and time-consuming clinical trial process of drug development through easy-to-use, adaptable applications that enable more real-time visibility into the state and progress of the clinical trial process.  This results in earlier and more dynamic decision-making and ultimately lower cost and shorter time-to-market.

Etrials’ operations are subject to certain risks and uncertainties, including among others, rapid technological change, increased competition from existing competitors and new entrants, lack of operating history, and dependence upon key members of the management team.  The operating results are also affected by general economic conditions impacting the pharmaceutical industry.

Unaudited Interim Financial Statements

The accompanying consolidated balance sheet as of June 30, 2009, consolidated statements of operations for the six months ended June 30, 2009 and 2008, consolidated statements of cash flows for the six months ended June 30, 2009 and 2008 and consolidated statement of stockholders’ equity for the six months ended June 30, 2009 are unaudited.  The unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of such financial statements.  The information disclosed in the notes to the financial statements for these periods is unaudited. The results of operations for the six months ended June 30, 2009 are not necessarily indicative of the results to be expected for the entire fiscal year or for any future period.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in etrials’ Annual Report on Form 10-K for the year ended December 31, 2008.

2.  Loss Per Common Share

Basic and diluted loss per common share was determined by dividing net loss by the weighted average common shares outstanding during the period in accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings Per Share (“SFAS No.128”).  Diluted net income per share includes the effects of all dilutive, potentially issuable common shares.

The following common share equivalents have been excluded from the computation of diluted weighted average shares outstanding as the effect would have been anti-dilutive:

	Six Months Ended June 30,
	2009	2008

Unvested restricted common stock	87,500	131,250
Unit purchase options	-	350,000
Stock options outstanding	1,620,842	1,797,315

3.  Cash, Cash Equivalents and Short-term Investments

Cash, cash equivalents and short-term investments were as follows:

	June 30,	December 31,
	2009	2008

Cash	$2,793,691	$1,134,164
Certificates of deposit	-	1,000,000
Money market	2,386,719	3,570,987
U.S. agency notes	350,000	2,358,845
Corporate bonds	129,574	2,635,541
Total cash and cash equivalents	$5,659,984	$10,699,537

4.  Accounts Receivable

 Accounts receivable consists of the following:

	June 30,	December 31,
	2009	2008

Billed accounts receivable	$2,484,087	$2,540,934
Unbilled accounts receivable	1,276,963	1,843,855
Total accounts receivable	3,761,050	4,384,789
Allowance for doubtful accounts	(385,804)	(602,598)

	$3,375,246	$3,782,191

5.  Inventory

Inventory consists of electronic patient diaries purchased for future clinical trials.  Inventory is valued at the lower of cost or market value and is allocated on an average cost method.

6.  Accrued Expenses

Accrued expenses consist of the following:

	June 30,	December 31,
	2009	2008

Accrued severance	$120,220	$622,587
Accrued other expenses	415,527	550,368
Accrued client reimbursable expenses	256,566	290,559
Accrued bonus	164,400	278,582
Accrued vacation	275,539	235,094
Accrued rent	202,774	220,829
Accrued professional fees	51,126	146,203
Accrued compensation	33,996	102,330

	$1,520,148	$2,446,552

Etrials approved an executive bonus plan that provides for qualified compensation to certain executives if certain performance measures are met.  The consideration earned will be paid 50% in cash and 50% in the form of restricted stock.  As of June 30, 2009, etrials had accrued $164,400 under this bonus plan.

7.  Debt

	June 30,	December 31,
	2009	2008
Borrowings:
Bank line of credit, with an interest rate of 3.5% at June 30, 2009 and December 31, 2008	$1,470,000	$1,384,000
Bank equipment loan, with an interest rate of 4.0% at June 30, 2009 and December 31, 2008	167,004	250,337
Bank equipment loan, with an interest rate of 4.0% at June 30, 2009 and December 31, 2008	153,333	193,333

Total borrowings	$1,790,337	1,827,670
Bank line of credit and other short-term borrowings	1,716,667	1,630,666

Long-term borrowings, less current portion	$73,670	$197,004

		June 30,
		2009

Aggregate annual maturities of long-term debt (excluding bank line of credit):
2009 (remaining six months)		$123,333
2010		163,670
2011		33,334
Total		$320,337

On February 1, 2005, etrials entered into two loan agreements with RBC Centura Bank. These loan agreements were modified on May 31, 2006 when a third loan agreement was added and on May 31, 2007 when a fourth loan agreement was added.  The first agreement is a $2,500,000 revolving accounts receivable line of credit which provides for borrowings up to 80% of current accounts receivable balance at the prime rate of interest plus 0.25%.  This line of credit has $1,470,000 outstanding as of June 30, 2009 and these borrowings are secured primarily by accounts receivable and other corporate assets.  The second agreement is a $300,000 equipment line of credit which was repaid during the three months ended March 31, 2008.  This loan funded equipment purchases and provided for interest at the bank’s prime rate of interest plus 1.0%.  The third agreement is a $500,000 equipment loan which has $153,333 outstanding as of June 30, 2009.  Borrowings under this equipment loan are being paid over a period of 36 months at the bank’s prime rate of interest plus 0.75%.  The fourth agreement is a $240,000 equipment line of credit which had $153,333 outstanding as of June 30, 2009.  This loan funded equipment purchases and provided for interest at the bank’s prime rate of interest plus 0.75%.  Borrowings under the equipment line of credit will be paid over a period of 39 months.  The capital equipment borrowings are secured primarily by the fixed assets that were acquired.  In addition to the loans listed above, etrials has an additional amount of $500,000 available to borrow through the draw-down period which expires September 10, 2009.  As of June 30, 2009, etrials has not exercised this option.  The acquisition of etrials on July 20, 2009 by Merge Healthcare Incorporated (“Merge Healthcare”) was a triggering event per the default provisions of all three loan agreements, and, as a result, etrials had $1,800,222 in an interest-bearing pledge account set aside for the debt repayment as of June 30, 2009.  In July 2009, all such debt obligations were repaid in full.

8.  Contingencies and Guarantees

From time to time, etrials may become involved in various legal actions, administrative proceedings and claims in the ordinary course of its business.  Although it is not possible to predict with certainty the outcome of such legal actions or the range of possible loss or recovery, based upon current information, management believes such legal actions will not have a material effect on the financial position or results of operations of etrials.

From time to time, etrials enters into certain types of contracts that contingently require it to indemnify parties against third party claims.  These obligations relate to certain agreements with etrials’ officers, directors and employees, under which etrials may be required to indemnify such persons for liabilities arising out of their employment relationship.  Other obligations relate to certain commercial agreements with its customers, under which etrials may be required to indemnify such parties against liabilities and damages arising out of claims of patent, copyright, trademark or trade secret infringement by its software.  The terms of such obligations vary.  Generally, a maximum obligation is not explicitly stated.  Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated.  Historically, etrials has not had to make any payments for these obligations, and no liabilities have been recorded for these obligations on etrials’ consolidated balance sheets as of June 30, 2009 and December 31, 2008.

9.  Stockholders’ Equity

            As of June 30, 2009, etrials had reserved a total of 2,724,639 of its authorized 50,000,000 shares of common stock for future issuance as follows:

	June 30,	December 31,
	2009	2008

Unit purchase options	-	350,000
Stock options outstanding	1,620,842	1,848,504
Reserved for future stock option grants and restricted stock grants	1,103,797	1,341,698
Total shares reserved for future issuance	2,724,639	3,540,202

10.  Stock Based Compensation

Etrials’ 2005 Equity Performance Plan (the “Plan”) was approved by the stockholders of etrials on February 9, 2006.  The purpose of the Plan is to provide incentives to eligible employees, officers, directors and consultants in the form of non-qualified stock options and, as permissible, incentive stock options.  On June 30, 2009, etrials had a total of 3,500,000 shares of common stock reserved for issuance under the Plan.  Of this amount, 1,103,797 shares were available for future stock option grant as of June 30, 2008.

Effective with the adoption of SFAS No. 123(R), Share-Based Payment (“SFAS No. 123(R)”), etrials has elected to use the Black-Scholes-Merton option pricing model to determine the weighted average fair value of options granted.  Etrials has a limited trading history for its common stock as it began trading on the NASDAQ Global Market on February 10, 2006.  Accordingly, etrials has determined the volatility for options granted in 2007 and 2008 based on an analysis of reported data for a peer group of companies that have issued stock options with substantially similar terms.  The expected life of options granted by etrials has been determined based upon the “simplified” method as allowed under the provisions of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107 (“SAB 107”) and represents the period of time that options granted are expected to be outstanding.  The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options.  Etrials has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.  In addition, SFAS No. 123(R) requires companies to utilize an estimated forfeiture rate when calculating the expense for the period, whereas, SFAS No. 123 permitted companies to record forfeitures based on actual forfeitures.  The assumptions utilized to determine the above values are indicated in the following table:

Six Months Ended June 30,
2009
Expected dividend yield	0%
Expected volatility	100%
Risk-free interest rate	1.72%
Expected life (in years)	4

During the six months ended June 30, 2009, etrials recorded $234,456 of stock-based compensation expense, of which $173,887 was related to options issued subsequent to the adoption of SFAS No. 123(R).  As of June 30, 2009, there was $496,941 of unrecognized compensation expense related to non-vested share awards issued under SFAS No. 123(R) that is expected to be recognized over a weighted-average period of 3.07 years.  The remaining stock-based compensation is due to the amortization of previously recorded deferred compensation, for stock options that have continued to be accounted for under APB 25 in accordance with the prospective transition method of SFAS No. 123(R) and stock issued to certain executives in connection with the 2008 executive bonus plan.

The following summarizes the activity of the Plan for the six months ended June 30, 2009:

				Weighted
		Weighted		Average
		Average	Aggregate	Remaining
	Number of	Exercise	Intrinsic	Contractual
	Shares	Price	Value	Term (years)

Outstanding at December 31, 2008	1,848,504	$2.44
Granted	290,000	0.71
Exercised	(3,125)	-
Canceled	(514,537)	2.17
Outstanding at March 31, 2009	1,620,842	$2.48	$-

Exercisable at March 31, 2009	831,003	$3.62	$-	3.07

11.  Fair Value of Financial Instruments

Effective in the second quarter of 2009, the Company implemented FASB Staff Position (“FSP”) SFAS No. 107-1 and APB No. 28-1, Interim Disclosures about Fair Value of Financial Instruments.  This FSP amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments in the interim financial statements of publicly traded companies as well as in annual financial statements.  The Company’s adoption of these FSP’s did not have a significant impact on the determination or reporting of its financial results.  However, adoption of these FSP’s has resulted in additional disclosures in the Company’s interim financial statements of the fair values attributable to its financial instruments.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, deferred revenue, bank line of credit and other short-term borrowings, capital lease obligations and certain accrued liabilities.  The carrying amounts of the cash and cash equivalents, accounts receivable, accounts payable, deferred revenue and certain accrued liabilities approximate fair value due to the short maturity of these instruments.  The carrying amounts of the bank line of credit and other short-term borrowings and capital lease obligations approximate fair value due to the interest rates and terms approximating those available to the Company for similar obligations.

12.  Subsequent Events

On July 20, 2009, etrials was acquired by Merge Healthcare.  Under the terms of the Merger Agreement, Merge Healthcare acquired all of the outstanding shares of common stock of etrials for consideration per share of $0.80 in cash, without interest, and 0.3448 shares of Merge Healthcare common stock.  Total consideration for the transaction was $25,078,000, including $9,149,000 in cash and 3,942,732 shares of Merge Healthcare common stock with a value of $15,929,000 based on the closing stock price of Merge Healthcare common stock of $4.04 per share on July 20, 2009.

In July 2009, prior to the acquisition by Merge Healthcare, etrials exited its United Kingdom location, and, as a result, recorded $307,000 in contract exit costs related to the termination of the lease and $10,000 in severance expense related to the remaining employees at the location.

13.  Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS No. 165”).  SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  Specifically, this standard sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  SFAS No. 165 is effective for interim and annual reporting periods ending after June 15, 2009.  etrials adopted this standard effective June 15, 2009 and has evaluated any subsequent events through August 31, 2009.  The Company does not believe there are any material subsequent events, other than those addressed in these Notes, which would require further disclosure.